                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (the "Agreement"), is entered into as of May 5, 2000, between STRATEGIC DIAGNOSTICS INC., a Delaware corporation (the "Borrower"), and PNC BANK, DELAWARE (the "Bank").

         Borrower and Bank, with the intent to be legally bound, agree as follows:

         1. Loan. Bank has made or may make one or more loans including, without limitation, a $5,000,000 Working Cash(R) line of credit (the "Line of Credit") and a $4,000,000 term loan (the "Term Loan" and collectively with the Line of Credit, the "Loan") to Borrower subject to the terms and conditions and upon the representations and warranties of Borrower set forth in this Agreement. The Loan is or will be evidenced by a promissory note or notes of Borrower and all renewals, extensions, amendments and restatements thereof (if one or more, collectively, the "Note") acceptable to Bank, which shall set forth the repayment and other provisions, the terms of which are incorporated into this Agreement by reference.

                  1.1. Borrowing Base. Borrowings under the Line of Credit shall be limited to a borrowing base, to consist of an amount equal to 85% of Eligible Accounts (the "Borrowing Base"). "Qualifed Accounts" means those accounts that are not more than 90 days past due and that are otherwise reasonably acceptable to Bank, as set forth more fully in the Borrowing Base Rider executed in connection herewith. Borrower will submit monthly Borrowing Base certificates within 15 days of each month end, which shall include a detailed listing of "datings" and a detailed list of all the Accounts of Account Debtor's whose aggregate amount of Accounts exceed twenty percent (20%) of all of the Borrower's Accounts.

                  1.2. Interest Rates. The Loan will accrue interest at rates equal to the one month LIBOR (as defined in the Note) plus the Applicable Margin. Initially, the Line of Credit shall bear interest at a per annum rate equal to the one month LIBOR plus 175 basis points and the Term Loan shall bear interest at a per annum rate equal to the one month LIBOR plus 200 basis points. Thereafter, the "Applicable Margin" for the Loan will be based upon the ratio of Funded Debt to EBITDA (as such terms are defined on the Addendum attached hereto) as measured on a rolling four quarter basis, as set forth on the Addendum attached hereto. Adjustments, if any, to the Applicable Margin will be made on the first day of the month immediately following Bank's receipt of Borrower's quarterly compliance certificate, provided, however, no downward rate adjustment will be permitted upon the occurrence and continuance of an Event of Default. In the event Borrower fails to timely deliver such quarterly compliance certificate, the Applicable Margin shall be the highest Applicable Margin set forth below until delivery of such compliance certificate.


                  Ratio of Funded                    Applicable Margin                  Applicable Margin
                  Debt to EBITDA                     Line of Credit                     Term Loan
                  --------------                     --------------------               --------------------

                  > 3.0 : 1                          275 basis points                   300 basis points
                  -
                  < 3.0 > 2.75                       250 basis points                   275 basis points
                        -
                  < 2.75 > 2.50                      225 basis points                   250 basis points
                         -
                  < 2.50 > 2.25                      200 basis points                   225 basis points
                         -
                  < 2.25                             175 basis points                   200 basis points


To protect against fluctuations in a floating rate of interest for the Term Loan, Borrower at its option may enter into an interest rate protection agreement with PNC Bank, National Association which conforms to current ISDA standards and which is otherwise in form and content reasonably satisfactory to Bank.

         2. Security. The security for repayment of the Loan shall include but not be limited to the collateral, guaranties, mortgages, assignments of rent and leases, trademark security agreements, patent security agreements and other documents, instruments and agreements heretofore, contemporaneously or hereafter executed and delivered to Bank (the "Security Documents"), which shall secure repayment of the Loan, the Note and all other loans, advances, debts, liabilities, obligations, covenants and duties owing by Borrower to Bank or to any other direct or indirect subsidiary of PNC Bank Corp., of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to Borrower, whether or not a claim for postfiling or postpetition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other interest rate protection or similar agreement, or in any other manner, whether arising out of overdrafts on deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of Bank's nonreceipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and any amendments, extensions, renewals or increases and all costs and expenses of Bank incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including reasonable attorneys' fees and expenses (hereinafter referred to collectively as the "Obligations"). It is the express intent of Bank and Borrower that all Obligations including those included in the Loan be cross-collateralized and cross- defaulted, such that collateral securing any of the Obligations shall secure repayment of all Obligations and a default or event of default under any Obligation shall be a default or an event of default under all Obligations.

         This Agreement, the Note and the Security Documents are collectively referred to as the "Loan Documents." Capitalized terms not defined herein shall have the meanings ascribed to them in the Loan Documents.

         3. Representations and Warranties. Borrower hereby makes the following representations and warranties, which shall be continuing in nature and remain in full force and effect until the Obligations are paid in full, and which shall be true and correct except as otherwise set forth on the Addendum attached hereto and incorporated herein by reference (the "Addendum"):

                  3.1. Existence, Power and Authority. Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on, and is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing, except as disclosed on Schedule 3.1 hereto. Borrower is duly authorized to execute and deliver the Loan Documents to which it is a party, all necessary action to authorize the execution and delivery of the Loan Documents to which it is a party has been properly taken, and Borrower is and will continue to be duly authorized to borrow under this Agreement and to perform all of the other terms and provisions of the Loan Documents to which it is a party.

                  3.2. Financial Statements. Borrower has delivered or caused to be delivered its most recent balance sheet, income statement and statement of cash flows (the "Historical Financial Statements"). The Historical Financial Statements fairly present in all material respects the financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise and the results of Borrower's operations for the period specified therein. The Historical Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied from period to period subject in the case of interim statements to normal year end adjustments and to any comments and notes reasonably acceptable to Bank.

                  3.3. No Material Adverse Change. Since the date of the most recent Historical Financial Statements, Borrower has not suffered any damage, destruction or loss, and no event or condition has occurred or exists, which has resulted or could reasonably be expected to result in a material adverse change in its business, assets, operations, financial condition or results of operation.

                  3.4. Binding Obligations. Borrower has full power and authority to enter into the transactions provided for in this Agreement and has been duly authorized to do so by appropriate action of its Board of Directors; and the Loan Documents to which Borrower is a party, when executed and delivered by Borrower, will constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their terms.

                  3.5. No Defaults or Violations. There does not exist any Event of Default under this Agreement or any default or violation by Borrower of or under any of the terms, conditions or obligations of: (i) its articles or certificate of incorporation and regulations or bylaws; (ii) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which it is a party or by which it is bound; or (iii) any law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon it by any law, the action by any court or any governmental authority or agency; and the consummation of this Agreement and the transactions set forth herein will not result in any such default or violation.

                  3.6. Title to Assets. Borrower has good and marketable title to the assets reflected on the most recent Financial Statements, free and clear of all liens and encumbrances, except for (i) current taxes and assessments not yet due and payable, (ii) assets disposed of by Borrower in the ordinary course of business since the date of the most recent Financial Statements, and (iii) those liens or encumbrances, if any, specified on the Addendum.

                  3.7. Litigation. There are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of Borrower, overtly threatened against Borrower, which could result in a material adverse change in its business, assets, operations, financial condition or results of operations and there is no reasonable basis known to Borrower for any action, suit, proceeding or investigation which could result in such a material adverse change. All pending or threatened litigation against Borrower is listed on the Addendum.

                  3.8. Tax Returns. Borrower has filed all returns and reports that are required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon it or its property or withheld by it, including unemployment, social security and similar taxes, and all of such taxes have been either paid or adequate reserve or other provision has been made therefor.

                  3.9. Employee Benefit Plans. Each employee benefit plan as to which Borrower may have any liability complies in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), including minimum funding requirements, and (i) no Prohibited Transaction (as defined under ERISA) has occurred with respect to any such plan,
(ii) no Reportable Event (as defined under Section 4043 of ERISA) has occurred with respect to any such plan which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Section 4042 of ERISA, (iii) Borrower has not withdrawn from any such plan or initiated steps to do so, and (iv) no steps have been taken to terminate any such plan.

                  3.10. Environmental Matters. Borrower is in compliance, in all material respects, with all Environmental Laws, including, without limitation, all Environmental Laws in jurisdictions in which Borrower owns or operates, or has owned or operated, a facility or site, stores Collateral, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other waste, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. Except as otherwise disclosed on the Addendum, no litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best of Borrower's knowledge, threatened against Borrower, any real property which Borrower holds or has held an interest or any past or present operation of Borrower. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or to the best of Borrower's knowledge has occurred, on, under or to any real property in which Borrower holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any demand, claim notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by a governmental authority or other person, and "Environmental Laws" means all provisions of laws, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by any governmental authority concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

                  3.11. Intellectual Property. Borrower owns or is licensed to use all patents, patent rights, trademarks, trade names, service marks, copyrights, intellectual property, technology, knowhow and processes necessary for the conduct of its business as currently conducted that are material to the condition (financial or otherwise), business or operations of Borrower.

                  3.12. Regulatory Matters. No part of the proceeds of the Loan will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

                  3.13. Solvency. As of the date hereof and after giving effect to the transactions contemplated by the Loan Documents, (i) the aggregate value of Borrower's assets will exceed its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities), (ii) Borrower will have sufficient cash flow to enable it to pay its debts as they mature, and (iii) Borrower will not have unreasonably small capital for the business in which it is engaged.

                  3.14. Year 2000. Borrower has reviewed the areas within its business and operations which could be adversely affected by, and has developed a program to address on a timely basis the risk that certain computer applications used by Borrower may be unable to recognize and perform properly date sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem will not result, and is not reasonably expected to result, in any material adverse effect on the business, properties, assets, financial condition, results of operations or prospects of Borrower, or the ability of Borrower to duly and punctually pay or perform its obligations hereunder and under the other Loan Documents.

                  3.15. Disclosure. None of the Loan Documents contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary in order to make the statements contained in this Agreement or the Loan Documents not misleading. There is no fact known to Borrower which materially adversely affects or, so far as Borrower can now foresee, might materially adversely affect the business, assets, operations, financial condition or results of operation of Borrower and which has not otherwise been fully set forth in this Agreement or in the Loan Documents.

         4. Affirmative Covenants. Borrower agrees that from the date of execution of this Agreement until all Obligations have been fully paid and any commitments of Bank to Borrower have been terminated, Borrower will:

                  4.1. Books and Records. Maintain books and records in accordance with GAAP and give representatives of Bank access thereto at all reasonable times, including permission to examine, copy and make abstracts from any of such books and records and such other information as Bank may from time to time reasonably request, and Borrower will make available to Bank for examination copies of any reports, statements or returns which Borrower may make to or file with any governmental department, bureau or agency, federal or state. Notwithstanding the foregoing, provided no Event of Default has occurred, Bank shall give Borrower one (1) day prior notice of any examination of the books and records.

                  4.2.  Financial Reporting.

                           (i) Furnish Borrower's consolidated and consolidating
Financial Statements (10K) to Bank within 90 days after the end of each fiscal year. Those Financial Statements will be prepared on an audited basis in accordance with GAAP by an independent certified public accountant selected by Borrower and satisfactory to Bank. "Financial Statements" means Borrower's consolidated and consolidating balance sheets, income statements and statements of cash flows for the year, month or quarter together with year-to-date figures and comparative figures for the corresponding periods of the prior year. Audited Financial Statements shall contain the unqualified opinion of an independent certified public accountant and its examination shall have been made in accordance with GAAP consistently applied from period to period.

                           (ii) Furnish Borrower's quarterly unaudited
consolidated and consolidating Financial Statements (10Q) within 45 days of quarter end, in reasonable detail, certified by an authorized officer of Borrower and prepared in accordance with GAAP applied from period to period.

                           (iii) Furnish Borrower's monthly accounts receivable
and accounts payable aging reports for Borrower, due 15 days after each calendar month end.

                  4.3. Certificate of No Default. On a quarterly basis, within forty five (45) days of quarter end Borrower shall also deliver a certificate as to its compliance with applicable financial covenants (containing detailed calculations of all financial covenants) for the period then ended and whether any Event of Default exists, and, if so, the nature thereof and the corrective measures Borrower proposes to take.

                  4.4. Payment of Taxes and Other Charges. Pay and discharge when due all indebtedness and all taxes, assessments, charges, levies and other liabilities imposed upon Borrower, its income, profits, property or business, except those which currently are being contested in good faith by appropriate proceedings and for which Borrower shall have set aside adequate reserves or made other adequate provision with respect thereto acceptable to Bank in its reasonable discretion.

                  4.5. Maintenance of Existence, Operation and Assets. Do all things necessary to maintain, renew and keep in full force and effect its organizational existence and all rights, permits and franchises necessary to enable it to continue its business; continue in operation in substantially the same manner as at present; keep its properties in good operating condition and repair, normal wear and tear excepted; and make all necessary and proper repairs, renewals, replacements, additions and improvements thereto.

                  4.6. Insurance. Maintain with financially sound and reputable insurers, insurance with respect to its property and business against such casualties and contingencies, of such types and in such amounts as is customary for established companies engaged in the same or similar business and similarly situated. In the event of a conflict between the provisions of this Section and the terms of any Security Documents relating to insurance, the provisions in the Security Documents will control.

                  4.7. Compliance with Laws. Comply in all material respects with laws applicable to Borrower and to the operation of its business (including any statute, rule or regulation relating to employment practices and pension benefits or to environmental, occupational and health standards and controls).

                  4.8. Bank Accounts. Establish and maintain at Bank Borrower's primary depository accounts.

                  4.9. Financial Covenants. Comply with all of the financial and other covenants set forth on the Addendum.

                  4.10. Additional Reports. Provide prompt written notice to Bank of the occurrence of any of the following (together with a description of the action which Borrower proposes to take with respect thereto): (i) any Event of Default or potential Event of Default, (ii) any litigation filed by or against Borrower, (iii) any Reportable Event or Prohibited Transaction with respect to any Employee Benefit Plan(s) (as defined in ERISA) or (iv) any event which might reasonably result in a material adverse change in the business, assets, operations, financial condition or results of operation of Borrower.

         5. Negative Covenants. Borrower covenants and agrees that from the date of execution of this Agreement until all Obligations have been fully paid and any commitments of Bank to Borrower have been terminated, Borrower will not, except as set forth in the Addendum, without Bank's prior written consent:

                  5.1. Indebtedness. Incur any secured indebtedness for borrowed money other than: (i) the Loan and any subsequent indebtedness to Bank; and (ii) open account trade debt incurred in the ordinary course of business and not past due.

                  5.2. Liens and Encumbrances. Except as provided in Section 3.6, create, assume or permit to exist any mortgage, pledge, encumbrance or other security interest or lien upon any assets now owned or hereafter acquired or enter into any arrangement for the acquisition of property subject to any conditional sales agreement.

                  5.3. Guarantees. Guarantee, endorse or become contingently liable for the obligations of any person, firm or corporation, except in connection with the endorsement and deposit of checks in the ordinary course of business for collection.

                  5.4. Loans or Advances. Purchase or hold beneficially any stock, other securities or evidences of indebtedness of, or make or have outstanding, any loans or advances to, or make any investment or acquire any interest whatsoever in, any other person, firm or corporation, except investments disclosed on Borrower's Historical Financial Statements or acceptable to Bank in its sole discretion.

                  5.5. Merger or Transfer of Assets. Merge or consolidate with or into any person, firm or corporation or lease, sell, transfer or otherwise dispose of all, or substantially all, of its property, assets and business whether now owned or hereafter acquired; except that Borrower may acquire

("Permitted Acquistion"), whether by purchase or merger, all or part of the ownership interests or assets of another person ("Person") provided that each of the following requirements is met:

                           (i) if Borrower is acquiring the ownership interests
in such Person and such Person becomes a subsidiary of Borrower, such Person shall become subject to the Loan Documents as a guarantor and shall execute an irrevocable and unconditional guaranty and suretyship agreement for payment and performance of the Loan;

                           (ii) the board of directors or other equivalent
governing body of such Person shall have approved such Permitted Acquisition and Borrower shall have provided Bank with written evidence of such approval;

                           (iii) the business acquired, or the business
conducted by the Person whose ownership interests are being acquired, as applicable, shall be substantially the same as the business conducted by Borrower or another activity reasonably incidental thereto;

                           (iv) in the event of a merger with a non-domestic
Person, Borrower shall be the surviving entity;

                           (v) no change of control shall occur with respect to
Borrower and if Borrower is not the surviving entity, the surviving Person shall assume in writing all of the obligations and liabilities owing under the Loan;

                           (vi) no Event of Default or event, but for the
passage of time, the giving of notice or both would constitute an Event of Default, shall exist immediately prior to and after giving effect to such Permitted Acquisition; and

                           (vii) Borrower shall demonstrate that it shall be in
compliance with the financial covenants set forth in this Agreement and the other Loan Documents after giving effect to such Permitted Acquisition (including in such computation indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition but excluding income earned or expenses incurred by the Person to be acquired prior to the date of such Permitted Acquisition) for the four fiscal quarters immediately following such Permitted Acquisition, by delivering at least five (5) business days prior to such Permitted Acquisition a compliance certificate reasonably acceptable to Bank and Borrower.

                  5.6. Change in Business, Management or Ownership. Make or permit any material change in the nature of its business as carried on as of the date hereof, in the composition of its current executive management, or in its equity ownership.

         6. Events of Default. The occurrence of any of the following will be deemed to be an Event of Default:

                  6.1. Covenant Default. Borrower shall default in the performance of any of the covenants or agreements contained in this Agreement; provided, however, that Borrower shall have fifteen (15) days to cure such default (to Lender's satisfaction) described in Sections 4.1, 4.4, 4.5, 4.6, and
4.7 from the date of the occurrence of such default.

                  6.2. Breach of Warranty. Any Financial Statement, representation, warranty or certificate made or furnished by Borrower to Bank in connection with this Agreement shall be false, incorrect or incomplete in any material respect when made.

                  6.3. Other Default. The occurrence of an Event of Default as defined in the Note or any of the Loan Documents.

Upon the occurrence of an Event of Default, Bank will have all rights and remedies specified in the Note and the Security Documents and all rights and remedies (which are cumulative and not exclusive) available under applicable law or in equity.

         7. Conditions. Bank's obligation to make any advance under the Loan is subject to the conditions that as of the date of the advance:

                  7.1. No Event of Default. No Event of Default or event which with the passage of time, provision of notice or both would constitute an Event of Default shall have occurred and be continuing;

                  7.2. Authorization Documents. Bank shall have been furnished certified copies of resolutions of the board of directors, the general partners or the members or managers of any partnership, corporation or limited liability company that executes this Agreement, the Note or any of the Security Documents or the other Loan Documents; or other proof of authorization reasonably satisfactory to Bank;

                  7.3. Receipt of Loan Documents. Bank shall have received the Loan Documents and such other instruments and documents which Bank may reasonably request in connection with the transactions provided for in this Agreement, which may include an opinion of counsel for any party executing any of the Loan Documents in form and substance satisfactory to Bank.

                  7.4. Payoff Letter and Lien Termination. Bank shall have received payoff letters (in form and substance reasonably satisfactory to Bank) and lien termination (including UCC-3 termination statements, mortgages releases, trademark releases and patent releases) from any other existing lender or holder of a lien or encumbrance in and to the Collateral.

                  7.5. Landlord and Warehouse Waivers. Bank shall have received, or waived receipt of landlord, warehouse and mortgage waivers for each location of Borrower or where any of the Collateral is located.

         8. Expenses. Borrower agrees to pay Bank, upon the closing of this Agreement, and otherwise promptly after demand, all costs and expenses incurred by Bank in connection with the preparation, negotiation and delivery of this Agreement and the other Loan Documents, and any modifications thereto, and the collection of all of Borrower's Obligations to Bank, including but not limited to enforcement actions, relating to the Loan, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or relating to this Agreement, including reasonable fees and expenses of counsel (which may include costs of in-house counsel), expenses for auditors, appraisers and environmental consultants, lien searches, recording and filing fees and taxes.

         9. Increased Costs. On written demand, together with the written evidence of the justification therefor, Borrower agrees to pay Bank, all direct costs incurred and any losses suffered or payments made by Bank as a consequence of making the Loan by reason of any change in law or regulation or its interpretation imposing any reserve, deposit, allocation of capital or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on Bank, its holding company or any of their respective assets.

         10.  Miscellaneous.

                  10.1. Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt. Such notices and other communications may be hand delivered, sent by facsimile transmission with confirmation of delivery and a copy sent by first-class mail, or sent by nationally recognized overnight courier service, to a party's address set forth below or to such other address as any party may give to the other in writing for such purpose:

         To Bank:             PNC Bank, Delaware
                              222 Delaware Avenue, 18th Floor
                              Wilmington, Delaware 19801
                              Attention: Theodore J. Prushinski
                              Facsimile No.: (302) 429-2657
                              Telephone No.: (302) 429-1482

         To Borrower:         Strategic Diagnostics Inc.
                              111 Pencader Drive
                              Newark, Delaware 19702
                              Attention: Arthur A. Koch, Jr.
                              Facsimile No.: (302) 456-6798
                              Telephone No.: (302-456-6789

                  10.2. Preservation of Rights. No delay or omission on Bank s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will Bank s action or inaction impair any such right or power. Bank's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which Bank may have under other agreements, at law or in equity.

                  10.3. Illegality. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                  10.4. Changes in Writing. No modification, amendment or waiver of any provision of this Agreement nor consent to any departure by Borrower therefrom will be effective unless made in a writing signed by the party to be charged, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case will entitle Borrower to any other or further notice or demand in the same, similar or other circumstance.

                  10.5. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                  10.6. Counterparts. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

                  10.7. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of Borrower and Bank and their respective successors and assigns; provided, however, that Borrower may not assign this Agreement in whole or in part without Bank's prior written consent and Bank at any time may assign this Agreement in whole or in part.

                  10.8. Interpretation. In this Agreement, unless Bank and Borrower otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word "or" shall be deemed to include "and/or", the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement unless otherwise indicated; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Unless otherwise specified in this Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP. If this Agreement is executed by more than one party as Borrower, the obligations of such persons or entities will be joint and several.

                  10.9. Indemnity. Borrower agrees to indemnify each of Bank, its directors, officers and employees and each legal entity, if any, who controls Bank (the Indemnified Parties) and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, all reasonable fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with or arising out of the matters referred to in this Agreement or in the other Loan

Documents by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of Borrower), whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by Borrower, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority, which arises out of or relates to this Agreement, any other Loan Document, or the use of the proceeds of the Loan; provided, however, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses to the extent attributable to an Indemnified Party's gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Agreement, payment of any Loan and assignment of any rights hereunder. Borrower may participate at its expense in the defense of any such action or claim.

                  10.10. Assignments and Participations. At any time, without any notice to Borrower, Bank may sell, assign, transfer, negotiate, grant participations in, or otherwise dispose of all or any part of Bank's interest in the Loan. Borrower hereby authorizes Bank to provide, without any notice to Borrower, any information concerning Borrower, including information pertaining to Borrower's financial condition, business operations or general creditworthiness, to any person or entity which may succeed to or participate in all or any part of Bank's interest in the Loan.

                  10.11. Governing Law and Jurisdiction. This Agreement has been delivered to and accepted by Bank and will be deemed to be made in the State where Bank's office indicated above is located. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE BANK's OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where Bank's office indicated above is located; provided that nothing contained in this Agreement will prevent Bank from bringing any action, enforcing any award or judgment or exercising any rights against Borrower individually, against any security or against any property of Borrower within any other county, state or other foreign or domestic jurisdiction. Bank and Borrower agree that the venue provided above is the most convenient forum for both Bank and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

                  10.12. WAIVER OF JURY TRIAL. EACH OF BORROWER AND BANK IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. BORROWER AND BANK ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

Borrower acknowledges that it has read and understood all the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

                          SIGNATURES ON FOLLOWING PAGE

         WITNESS the due execution hereof as a document under seal, as of the date first written above.

ATTEST:                             STRATEGIC DIAGNOSTICS INC.


By: /s/ Martha C. Ryder             By: /s/ Arthur A. Koch
    ----------------------------        ------------------------------
Print Name: Martha C. Ryder         Print Name: Arthur A. Koch
Title:                              Title: COO


   [Corporate Seal]                 PNC BANK, DELAWARE


                                    By: /s/ Theodore J. Prushinski
                                        ---------------------------------------
                                         Theodore J. Prushinski, Vice President

                                    ADDENDUM
                                    --------

         THIS ADDENDUM is to that certain Loan Agreement dated __________ ____, 2000 between Strategic Diagnostics Inc., as Borrower, and PNC Bank, Delaware, as Bank. Capitalized terms used in this Addendum and not otherwise defined shall have the meanings given them in the Agreement. Section numbers below refer to the sections of the Agreement.

3.6  Title to Assets. Describe additional liens and encumbrances below:



3.7 Litigation. Describe pending or threatened litigation, proceedings, etc. below:

                                    - None -

3.10 Environmental Matters. Describe pending or threatened environmental matters below:

                                    - None -

4.9.  Financial Covenants.

         a. Borrower shall maintain, on a consolidated basis, a ratio of Funded Debt to EBITDA of not more than 3.25 to 1, and such ratio will be tested quarterly on a rolling four quarter basis.

         b. Borrower shall maintain, on a consolidated basis, a ratio of EBITDA to the sum of Current Maturities plus interest plus taxes of not less than 1.50 to 1, and such ratio will be tested quarterly on a rolling four quarter basis.

            As used herein:

         "Current Maturities" means Borrower's current principal maturities of all indebtedness for borrowed money (including but not limited to amortization of capitalized lease obligations) having an original term of one year or more, as shown on Borrower's consolidated balance sheet as of the end of the prior fiscal year, together with any prepayments of such indebtedness made during the prior fiscal year.

         "EBITDA" means Borrower's earnings before interest, taxes, depreciation and amortization, but shall exclude "Acquired Research and Development" charges (as carried on Borrower's books).

         "Funded Debt" means all borrowed monies of Borrower, including the Loan.

5.  Negative Covenants.

                                    - None -